HARDING, LOEVNER FUNDS, INC.

ARTICLES SUPPLEMENTARY

Harding, Loevner Funds, Inc., a Maryland corporation (the “Corporation”) registered as an open-end management investment company under the Investment Company Act of 1940, as amended, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article FIFTH of the charter of the Corporation (the “Charter”) and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation, at a meeting duly convened and held, reclassified 200,000,000 authorized but unissued shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”), designated as the Advisor Sub-Class of Emerging Markets Portfolio, as a new class of Common Stock designated as the Investor Sub-Class of Emerging Markets Portfolio, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of Common Stock as set forth in the Charter.

SECOND: Immediately subsequent to the filing of these Articles Supplementary, the 2,500,000,000 shares of Common Stock which the Corporation is authorized to issue are classified and designated as set forth below:

Name of Class and Sub-Class, if applicable	Number of Shares

International Equity Portfolio
Institutional Sub-Class	200,000,000
Investor Sub-Class	200,000,000

Global Equity Portfolio
Advisor Sub-Class	200,000,000
Institutional Sub-Class	200,000,000

Emerging Markets Portfolio
Advisor Sub-Class	250,000,000
Investor Sub-Class	200,000,000

International Small Companies Portfolio
Institutional Sub-Class	200,000,000
Investor Sub-Class	200,000,000

Institutional Emerging Markets Portfolio	450,000,000

Frontier Emerging Markets Portfolio
Institutional Sub-Class	200,000,000
Investor Sub-Class	200,000,000

THIRD: The shares of Common Stock described above have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 11th day of October, 2011.

ATTEST:	HARDING, LOEVNER FUNDS, INC.

/s/ Lori Renzulli	By:	/s/ David R. Loevner
Lori Renzulli Assistant Secretary		David R. Loevner President